FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES
SECOND QUARTER FISCAL 2009 RESULTS

~ Net Sales of $370 million ~
~ Reiterates Outlook for Second Half of Fiscal 2009 ~
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          New York, New York (February 5, 2009) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for its second fiscal quarter ended December 31, 2008.

SECOND QUARTER RESULTS

          For the second fiscal quarter ended December 31, 2008, the Company reported net sales of $370 million, a decrease of 12.4%, or 8.7% excluding the unfavorable impact of foreign currency, as compared to the second quarter of the prior fiscal year. Net income per diluted share, excluding expenses and non-cash charges related to the Liz Claiborne license agreement and restructuring expenses, was $0.61, as compared to previously disclosed preliminary results of net income per diluted share of $0.57 to $0.61, and net income per diluted share of $1.15 for the second quarter of the prior fiscal year. On a reported basis, including expenses and non-cash charges related to the Liz Claiborne license agreement and restructuring expenses, net income per diluted share for the second fiscal quarter ended December 31, 2008 was $0.48.

          E. Scott Beattie, Chairman, President and Chief Executive Officer of Elizabeth Arden, Inc., commented, "Our results were at the high end of the revised guidance announced in January, and we are maintaining our outlook for the second half of our fiscal year and our original full fiscal year cash flow targets. While continuing to operate in a difficult economic environment, we are encouraged by the performance of our North American mass retail fragrance business, our new launches and the recently licensed Liz Claiborne fragrance brands."

          Mr. Beattie continued, "As we previously indicated, our priorities for the remainder of this fiscal year are to (i) reduce inventory in order to maximize cash flow, (ii) focus our advertising and promotional expenditures on the brands, markets and channels of distribution that provide the best return and eliminate marginal spending, (iii) re-assess new product innovation in light of the current economic environment, and (iv) accelerate the cost savings and business process re-engineering initiatives related to our Global Efficiency Re-engineering project in order to position our business for improved profitability in fiscal 2010."

          Specifically, today the Company announced headcount reductions as it begins migrating to a shared services model by consolidating various accounting, finance, order-to-cash and customer service functions ahead of its original schedule. The supply chain initiatives and the Oracle-based software implementation associated with the Company's Global Efficiency Re-engineering project remain on track.

SIX MONTHS RESULTS

          For the six months ended December 31, 2008, the Company reported net sales of $654.2 million, a decrease of 5.8%, or 3.4% excluding the unfavorable impact of foreign currency, as compared to the prior year period. Net income per diluted share, excluding expenses and non-cash charges related to the Liz Claiborne license agreement and restructuring expenses, was $0.71 as compared to net income per diluted share, excluding restructuring expenses, of $1.18 for the prior year period. On a reported basis, net income per diluted share was $0.04 for the six months ended December 31, 2008.

OUTLOOK

          The Company is maintaining its outlook provided in January 2009 and currently expects net sales to decrease by 1% to 3% for the second half of its fiscal year ending June 30, 2009, or to increase by 1.5% to 3.5% excluding an expected unfavorable impact of foreign currency, as compared to the second half of the prior fiscal year, and for earnings per diluted share to be in the range of $0.01 to $0.13. This guidance assumes the anticipated contribution from the continued roll-out of the Liz Claiborne fragrances and the second half global launch of the new Elizabeth Arden fragrance, Pretty, and the comparatively weak third and fourth fiscal quarter performance in the prior year.

          For the full fiscal year ending June 30, 2009, the Company's guidance is for net sales to decline by 4% to 5%, or 1% to 2% excluding an expected unfavorable impact from foreign currency, as compared to the prior year period, and for earnings per diluted share to be in the range of $0.71 to $0.84.

          The guidance assumes December 2008 foreign currency rates and excludes expenses and non-cash charges related to the Liz Claiborne license agreement and restructuring and other expenses associated with the Company's Global Efficiency Re-engineering project. The Company further notes that the high degree of global economic uncertainty and foreign currency volatility may continue to have a negative effect on retailer and consumer confidence and demand, making forecasting difficult. The Company believes that net sales and earnings guidance excluding the impact of foreign currency and expenses and non-cash charges associated with the Liz Claiborne license agreement and restructuring and other expenses associated with the Company's Global Efficiency Re-engineering, as applicable, facilitates period to period comparisons of the Company's operating and financial performance on a consistent basis.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 11:00 a.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by visiting the "Corporate Info" section on the Company's web site at http://www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site until March 6, 2009.

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 90 countries. The company's brand portfolio includes Elizabeth Arden skincare, color, and fragrance products, PREVAGE® anti-aging treatments, the celebrity fragrance brands of Elizabeth Taylor, Mariah Carey, Britney Spears, Hilary Duff, Danielle Steel, and Usher; the designer fragrance brands of Juicy Couture, Alberta Ferretti, Alfred Sung, Badgley Mischka, Bob Mackie, GANT, Geoffrey Beene, Liz Claiborne, Halston, Lucky Brand, Nanette Lepore and Rocawear; and the lifestyle fragrance brands Curve, Giorgio Beverly Hills, and PS Fine Cologne.

Company Contact:	Marcey Becker, Senior Vice President, Finance (203) 462-5809

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended

	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

Net Sales	$370,005	$422,444	$654,193	$694,232
Cost of Sales	218,393	243,584	396,167	408,992

Gross Profit	151,612	178,860	258,026	285,240
Gross Profit Percentage	41.0%	42.3%	39.4%	41.1%

Selling, General and Administrative Expenses	120,338	119,361	229,725	211,833
Depreciation and Amortization	6,474	6,210	12,814	12,164

Total Operating Expenses	126,812	125,571	242,539	223,997

Interest Expense, Net	7,026	8,266	13,601	15,754

Income Before Income Taxes	17,774	45,023	1,886	45,489
Provision for Income Taxes	4,108	11,224	736	11,340

Net Income	$13,666	$33,799	$1,150	$34,149

As reported:

Net Income Per Basic Share	$0.49	$1.20	$0.04	$1.22
Net Income Per Diluted Share	$0.48	$1.15	$0.04	$1.16

Basic Shares	27,980	28,061	27,951	27,992
Diluted Shares	28,648	29,494	28,778	29,464

EBITDA (a)	$31,274	$59,499	$28,301	$73,407
EBITDA margin (a)	8.5%	14.1%	4.3%	10.6%

Adjusted to exclude the effect of Liz Claiborne-related and restructuring and other expenses, net of taxes (b)(c)(d):

Gross Profit	$155,143	$178,860	$277,952	$285,240
Gross Profit Percentage	41.9%	42.3%	42.5%	41.1%

Net Income	$17,378	$33,799	$20,506	$34,860

Net Income Per Basic Share	$0.62	$1.20	$0.73	$1.25
Net Income Per Diluted Share	$0.61	$1.15	$0.71	$1.18

EBITDA (a)	$37,209	$59,499	$54,466	$74,354
EBITDA margin (a)	10.1%	14.1%	8.3%	10.7%

(a)    EBITDA is defined as net income plus the provision for income taxes plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to income from operations or net income (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) or as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures. We have also disclosed EBITDA as adjusted to reflect the effect of Liz Claiborne-related, restructuring and software implementation costs related to our Global Efficiency Re-engineering initiative. This disclosure is being provided for comparability purposes because we believe it is meaningful to our inventors and other interested parties to understand the EBITDA performance of the Company on a consistent basis without regard to the effect of Liz Claiborne-related, restructuring and other expenses. EBITDA margin represents EBITDA divided by Net Sales.

       The table below reconciles net income, as determined in accordance with GAAP, to EBITDA and to EBITDA as adjusted: (For a reconciliation of net income to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com.)

(In thousands)	Three Months Ended		Six Months Ended

	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net income	$13,666	$33,799	$1,150	$34,149
Plus:
Provision for income taxes	4,108	11,224	736	11,340
Interest expense, net	7,026	8,266	13,601	15,754
Depreciation and amortization	6,474	6,210	12,814	12,164

EBITDA	31,274	59,499	28,301	73,407
Liz Claiborne-related expenses (c)	4,223	--	23,314	--
Restructuring and other expenses (d)	1,712	--	2,851	947

EBITDA as adjusted	$37,209	$59,499	$54,466	$74,354

(b)    The table below reconciles the calculation of (i) gross profit, (ii) net income and (iii) net income per share on a basic and diluted basis from the amounts reported in accordance with GAAP to such amounts before giving effect to Liz Claiborne- related, restructuring and other expenses. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance on a consistent basis without regard to the effect of Liz Claiborne-related, restructuring and other expenses. The presentation in the table below of the non-GAAP information titled "Gross profit as adjusted" and "Net income as adjusted" and "Net income per basic and diluted share as adjusted" is not meant to be considered in isolation or as a substitute for gross profit, net income or net income per basic and diluted share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended		Six Months Ended

	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007

Adjusted to exclude the effect of Liz Claiborne-related, restructuring and other expenses

Gross Profit:
Gross profit as reported	$151,612	$178,860	$258,026	$285,240
Liz Claiborne-related expenses (c)	3,531	--	19,926	--

Gross profit as adjusted	$155,143	$178,860	$277,952	$285,240

Net Income:
Net income as reported	$13,666	$33,799	$1,150	$34,149
Liz Claiborne-related expenses, net of tax (c)	2,641	--	17,247	--
Restructuring and other expenses, net of tax (d)	1,071	--	2,109	711

Net income as adjusted	$17,378	$33,799	$20,506	$34,860

Net Income Per Basic Share:
Net income per basic share as reported	$0.49	$1.20	$0.04	$1.22
Liz Claiborne-related, restructuring and other expenses, net of tax (c) (d)	0.13	--	0.69	0.03

Net income per basic as adjusted	$0.62	$1.20	$0.73	$1.25

Net Income Per Diluted Share:
Net income per diluted share as reported	$0.48	$1.15	$0.04	$1.16
Liz Claiborne-related, restructuring and other expenses, net of tax (c) (d)	0.13	--	0.67	0.02

Net income per diluted share as adjusted	$0.61	$1.15	$0.71	$1.18

(c)    For the three months ended December 31, 2008, includes $0.7 million of Liz Claiborne transition expenses and $3.5 million of non-cash expenses relating to Liz Claiborne inventory purchased by the Company at a higher cost prior to the effective date of the license agreement. For the six months ended December 31, 2008, includes $4.4 million of Liz Claiborne transition expenses and $18.9 million of non-cash expenses relating to the Liz Claiborne inventory purchased by the Company at a higher cost prior to the effective date of the license agreement. For the six months ended December 31, 2008, also includes $1.0 million of Liz Claiborne transition expenses in cost of sales.

(d)    For the three months ended December 31, 2008, restructuring and other expenses include restructuring expenses of $1.1 million and software implementation expenses of $0.6 million associated with the Global Efficiency Re-engineering project. For the six months ended December 31, 2008 restructuring and other expenses include restructuring expenses of $2.0 million and software implementation expenses of $0.8 million associated with the Global Efficiency Re-engineering project. For the six months ended December 31, 2007, all expenses represent restructuring expenses.

SEGMENT NET SALES

The table below is a comparative summary of our net sales by reportable segment for the three and six months ended December 31, 2008 and 2007:

(In thousands)	Three Months Ended		Six Months Ended

December 31, 2008		December 31, 2007	December 31, 2008	December 31, 2007

Segment Net Sales:
North America Fragrance	$248,188	$275,343	$425,748	$438,201
International	111,499	129,282	205,925	223,078
Other	10,318	17,819	22,520	32,953

Total	$370,005	$422,444	$654,193	$694,232

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

(In thousands)	December 31, 2008	June 30, 2008	December 31, 2007

Cash	$29,136	$26,396	$24,692
Accounts Receivable, Net	236,067	217,446	298,368
Inventories	390,500	408,563	341,196
Property and Equipment, Net	52,011	52,148	45,466
Exclusive Brand Licenses, Trademarks and Intangibles, Net	219,440	221,253	225,368
Total Assets	986,252	970,734	977,223
Short-Term Debt	145,650	119,000	124,450
Current Portion of Long-Term Debt	1,035	1,261	1,284
Current Liabilities	401,076	385,062	369,154
Long-Term Liabilities	240,324	249,071	252,244
Total Debt	369,906	343,957	349,960
Shareholders' Equity	344,852	336,601	355,825
Working Capital	307,829	306,735	331,145

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding net sales, earnings, and cash flows, and the costs, savings and benefits we expect in connection with our Global Efficiency Re-engineering project and related restructuring plan. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including but not limited to levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*	our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers;
*

delays in shipments, inventory shortages and higher costs of production due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact consumer confidence and demand, such as the current economic downturn;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, and political instability in certain regions of the world;

*

our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, such as the Liz Claiborne fragrance brands, and (iii) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flow from operations to meet our debt service obligations and working capital requirements, and the restrictive covenants in our revolving credit facility and the indenture for our 7 3/4% senior subordinated notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations or accounting standards or critical accounting estimates;

*	the success of, and costs associated with, our Global Efficiency Re-engineering project and related restructuring plan;
*

the potential for significant impairment charges relating to our trademarks, goodwill or other intangible assets that could result from a number of factors, including downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended June 30, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008.

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